Exhibit 4.3

FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this “First Amendment”), dated as of November 10, 2004, among EXIDE TECHNOLOGIES, a Delaware corporation (the “U.S. Borrower”), EXIDE GLOBAL HOLDING NETHERLANDS C.V., a limited partnership organized under the laws of The Netherlands (the “European Borrower”, and together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of May 5, 2004 (as amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement and the Lenders have agreed to waive certain provisions of the Credit Agreement, in each case as herein provided;

NOW, THEREFORE, it is agreed:

I. Amendments and Waivers to Credit Agreement.

1. Section 8.11(d) of the Credit Agreement is hereby amended by inserting the text “upon the acquisition of such Equity Interests by any Credit Party (subject to any delays deemed reasonably necessary or desirable under local law as requested by the U.S. Borrower and acceptable to the Administrative Agent in its sole discretion)” immediately after the text “pursuant to the Pledge Agreements” appearing in said Section.

2. Section 9.09 of the Credit Agreement is hereby amended by deleting each instance of the text “3rd Fiscal Quarter of Fiscal Year 2005” appearing in said Section and inserting the text “2nd Fiscal Quarter of Fiscal Year 2006” in lieu thereof.

3. Section 9.10 of the Credit Agreement is hereby amended by (w) deleting the text “$165,000,000” appearing directly opposite the text “Fiscal Quarter ending closest to September 30, 2004” and inserting the text “$155,000,000” in lieu thereof, (x) deleting the text “$165,000,000” appearing directly opposite the text “Fiscal Quarter ending closest to December 31, 2004” and inserting the text “$155,000,000” in lieu thereof, (y) deleting the text “$165,000,000” appearing directly opposite the text “Fiscal Quarter ending closest to March 31, 2005” and inserting the text “$160,000,000” in lieu thereof and (z) deleting the text “$170,000,000” appearing directly opposite the text “Fiscal Quarter ending closest to June 30, 2005” and inserting the text “$160,000,000” in lieu thereof.

4. Section 9.12(d) of the Credit Agreement is hereby amended by deleting the text “Section 4.02(f)” appearing in said Section and inserting the text “Section 4.02(e)” in lieu thereof.

5. Notwithstanding anything to the contrary contained in Section 4.02(e) of the Credit Agreement or elsewhere in the Credit Agreement, the Lenders hereby agree that any insurance or condemnation proceeds received by the U.S. Borrower or any of its Subsidiaries in connection with the fire which occurred on September 24, 2004 at Deutsche Exide GmbH’s facility in Bad Lauterberg, Germany (the “Bad Lauterberg Fire”) shall not be required to be applied as a mandatory repayment or commitment reduction upon the receipt thereof as otherwise required by Section 4.02(e) of the Credit Agreement, provided that all such proceeds received from property insurance coverage (but not from business interruption insurance coverage) are used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds to repair, restore or replace (whether at Deutsche Exide GmbH’s facility in Bad Lauterberg, Germany or elsewhere) production capacity lost as a result of the Bad Lauterberg Fire, provided further that (I) if all or any portion of such property insurance proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction pursuant to Section 4.02(e) of the Credit Agreement and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction pursuant to Section 4.02(e) of the Credit Agreement. For the avoidance of doubt, and notwithstanding anything to the contrary contained in Section 9.12 of the Credit Agreement, the Lenders hereby agree that any insurance or condemnation proceeds received by the U.S. Borrower or any of its Subsidiaries in connection with the Bad Lauterberg Fire may be used to make Capital Expenditures (subject to compliance with the provisions of the immediately preceding sentence), which such Capital Expenditures shall not be included in any determination under Section 9.12(a) of the Credit Agreement.

II. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this First Amendment, each of the Borrowers hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date after giving effect to this First Amendment and (ii) all of the representations and warranties contained in the Credit Agreement or the other Credit Documents are true and correct in all material respects on the First Amendment Effective Date after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

3. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the U.S. Borrower and the Administrative Agent.

4. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

5. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(i) each of the Borrowers, each other Credit Party and Lenders constituting the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: Aditi Chawla (facsimile number: 212-354-8113 / e-mail address: achawla@whitecase.com); and

(ii) the Borrowers shall have paid to the Administrative Agent and the Lenders all fees, costs and expenses payable to the Administrative Agent and the Lenders to the extent then due pursuant to the Credit Agreement.

6. By executing and delivering a copy hereof, each Credit Party hereby agrees that all Obligations of the Credit Parties shall be fully guaranteed pursuant to the relevant Guaranties and shall be fully secured pursuant to the Security Documents, in each case in accordance with the respective terms and provisions thereof.

7. The U.S. Borrower hereby covenants and agrees that, so long as the First Amendment Effective Date occurs, it shall pay to each Lender which executes and delivers to the Administrative Agent (or its designee) a counterpart hereof by 5:00 P.M. (New York City time) on November 10, 2004, a non-refundable cash fee (the “Amendment Fee”) in an amount equal to 12.5 basis points (0.125%) on an amount equal to the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the First Amendment Effective Date plus (ii) the Multicurrency Facility Revolving Loan Commitment of such Lender as in effect on the First Amendment Effective Date. The Amendment Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter. The Amendment Fee shall be paid by the U.S. Borrower to the Administrative Agent for distribution to the relevant Lenders not later than the third Business Day following the First Amendment Effective Date.

8. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement, as modified hereby.

* * *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

EXIDE TECHNOLOGIES, as a Borrower

By:
Name:
Title:

EXIDE GLOBAL HOLDING NETHERLANDS C.V., as a Borrower

By:	Exide Technologies
its general partner

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Each of the undersigned, each being a Subsidiary Guarantor under, and as defined in, the Credit Agreement referenced in the foregoing First Amendment, hereby consents to the entering into of the First Amendment and agrees to the provisions thereof (including, without limitation, Part II, Section 6 thereof).

[EACH SUBSIDIARY GUARANTOR]

By:
Name:
Title:

SIGNATURE PAGE TO THE FIRST AMENDMENT TO CREDIT AGREEMENT, DATED AS OF NOVEMBER 10, 2004, AMONG EXIDE TECHNOLOGIES, EXIDE GLOBAL HOLDING NETHERLANDS C.V., VARIOUS LENDERS AND DEUTSCHE BANK AG NEW YORK BRANCH, AS ADMINISTRATIVE AGENT

Name of Institution:

By:
Name:
Title: